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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        Date of report (Date of earliest event reported): July 10, 2006

                            WESTFIELD FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

       Massachusetts                   001-16767                 73-1627673
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)

                                 141 Elm Street
                               Westfield, MA 01085
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (413) 568-1911

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01.  Entry into a Material Definitive Agreement

      On July 10, 2006, Westfield Financial, Inc. and Westfield Bank amended the 401(k) Plan as Adopted by Westfield Bank (the "Plan") in order to comply with changes in the recently issued regulations that apply to sections 401(k), 401(m) and 402A of the Internal Revenue Code of 1986. The amendments to the Plan are effective for the first plan year beginning on or after January 1, 2006.

      As amended, the Plan modifies the testing of contributions made by highly compensated employees (as defined in the Plan). In addition, the list of hardship events pursuant to which a participant may withdraw funds from the Plan is expanded to include funeral expenses, medical expenses for a non-custodial child, and certain expenses related to the repair of damage to an employee's principal residence. Finally, the Plan now permits both pre-tax and Roth elective deferral contributions.

      The amendment to the Plan is attached hereto as Exhibit 10.11.

Item 9.01  Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.      Description
-----------      -----------
10.11            Amendment to 401(k) Plan as adopted by Westfield Bank
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WESTFIELD FINANCIAL, INC.


                                       By:    /s/ Gerald P. Ciekja
                                              ----------------------------------
                                       Name:  Gerald P. Ciejka
                                       Title: Vice President and General Counsel

Date: July 13, 2006
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                                 EXHIBIT INDEX

Exhibit No.      Description
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10.11            Amendment to 401(k) Plan as adopted by Westfield Bank